TELESCAN, INC. & SUBSIDIARY
                        CALCULATION OF EARNINGS PER SHARE
                    (in thousands, except per share amounts)

                                                                      EXHIBIT 11
                                                                     PAGE 1 OF 2

                                                                   QUARTER ENDED                         NINE MONTHS ENDED
                                                                   SEPTEMBER 30,                           SEPTEMBER 30,
                                                           ----------------------------            -----------------------------
                                                             1999                1998                1999                 1998
                                                           --------            --------            --------             --------
Basic:
Weighted average number of shares of common stock            15,919              13,200              15,160               13,151
Assumed exercise of certain stock options ........             --                  --                  --                   --
                                                           --------            --------            --------             --------
                                                             15,919              13,200              15,160               13,151
                                                           ========            ========            ========             ========

Net income (loss) ................................         $    592            $   (572)           $ (2,643)            $ (2,594)
                                                           ========            ========            ========             ========

Basic earnings  per share:
Net income (loss) ................................         $   0.04            $  (0.04)           $  (0.17)            $  (0.20)
                                                           ========            ========            ========             ========

Diluted:
Weighted average number of shares of common stock            15,919              13,200              15,160               13,151
Assumed conversion of preferred stock ............              348                --                  --                   --
Assumed exercise of certain stock options ........              381                --                  --                   --
                                                           --------            --------            --------             --------
                                                             16,648              13,200              15,160               13,151
                                                           ========            ========            ========             ========

Net income (loss) ................................         $    592            $   (572)           $ (2,643)            $ (2,594)
                                                           ========            ========            ========             ========

Diluted earnings per share:
Net income (loss) ................................         $   0.04            $  (0.04)           $  (0.17)            $  (0.20)
                                                           ========            ========            ========             ========

Note: Due to a loss for the quarter September 30, 1998 and for the nine months ended September 30, 1998 and 1999, no dilution is reflected. Dilution is only applicable for the quarter ended September 30, 1999.

                         TELESCAN, INC. & SUBSIDIARY
            STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                                (IN THOUSANDS)

                                                                      EXHIBIT 11
                                                                     PAGE 2 OF 2

                                                                                                DAYS                  WEIGHTED
                                                                    SHARES                   OUTSTANDING               SHARES
                                                                 -----------              ----------------           -----------
Quarter Ended September 30, 1999:

Balance June 30, 1999 .................................           15,294,950                        92                15,294,950
Common stock issuances under stock option plan ........            1,185,688                     48.41                   623,860
                                                                 -----------                                         -----------

Balance September 30, 1999 ............................           16,480,638                                          15,918,810
                                                                 ===========                                         ===========



Nine Months Ended September 30, 1999:

Balance December 31, 1998 .............................           11,089,792                       273                11,089,792
Canceled shares .......................................              (11,651)                                            (11,651)
INVESTools shares issued ..............................            2,124,976                                           2,124,976
Common stock issuances under stock option plan ........            3,277,521                    163.00                 1,956,896
                                                                 -----------                                         -----------

Balance September 30, 1999 ............................           16,480,638                                          15,160,013
                                                                 ===========                                         ===========
